Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-01560, 333-60295, 333-110959, and 333-130405 on Form S-8 of our report dated February 28, 2006, relating to the financial statements and financial statement schedules of Central European Media Enterprises Ltd, appearing in this Annual Report on Form 10-K/A of Central European Media Enterprises Ltd for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP
London, United Kingdom
March 15, 2006